EXHIBIT 10.4

THIS AGREEMENT (this “Agreement”), dated April 24, 2013 is entered into by and between WESTPORT ENERGY HOLDINGS INC., a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.	Reference is made to the agreement between the Company and the Investor dated December 6, 2011, as supplemented on May 31, 2012, (the “Debenture Purchase Agreement”) regarding the purchase by the Investor and the issuance by the Company of certain Series C Convertible Debentures.

B.	The Debenture Purchase Agreement provided for, among other things, the purchase and issuance of a number of Series C Convertible Debentures in the aggregate principal amount of $1,545,000 (the “Series C Debentures Amount”), which purchase and issuance was closed in three separate fundings of (i) $910,000, (ii) 160,000 and (iii) $475,000 (the “Third Funding”).

C.	The parties desire that the Series C Debentures Amount be increased from $1,545,000 to $1,570,000 and that the additional $25,000 added to the Series C Debentures Amount be funded as the tenth tranche of the Third Funding, which Third Funding was (will be) made in multiple tranches, as follows, on the terms and conditions set forth in this Agreement:

i.	$25,000 was closed on August 13, 2012 (the “First Tranche”);

ii.	$25,000 was closed on August 29, 2012 (the “Second Tranche”);

iii.	$50,000 was closed on September 7, 2012 (the “Third Tranche”);

iv.	$50,000 was closed on October 2, 2012 (the “Fourth Tranche”);

v.	$75,000 was closed on November 6, 2012 (the “Fifth Tranche”);

vi.	$100,000 was closed on December 1, 2012 (the “Sixth Tranche”);

vii.	$50,000 was closed on January 15, 2013 (the “Seventh Tranche”);

viii.	$50,000 was closed on February 12, 2013 (the “Eighth Tranche”);

ix.	$50,000 was closed on March 21, 2013 (the “Ninth Tranche”); and

x.	$25,000 to be closed on or about April 24, 2013 (the “Tenth Tranche”).

D.	All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Debenture Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. The parties agree that the Series C Debentures Amount shall be increased from $1,545,000 to $1,570,000.

2. The parties agree that the Series C Closing with respect to the Tenth Tranche ($25,000) shall take place on or about April 24, 2013.

3. The Investor represents that the Investor Representations and Warranties are true and correct as of the date hereof. The Company represents that the Company Representations and Warranties are true and correct as of the date hereof.

4. The parties agree that gross proceeds to be paid for the Series C Convertible Debenture at the Closing of the Second Tranche of the Third Funding shall be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties in accordance with the respective wiring instructions attached hereto as Exhibit A:

Gross Proceeds:	From YA Global Investments, L.P.	$25,000.00

Less:	None	$0.00

Net Proceeds:	Net Proceeds Payable to the Company	$25,000.00

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Westport Energy Holdings Inc.		YA Global Investments, L.P.

		By:	Yorkville Advisors, LLC
		Its:	Investment Manager

By:	/s/ Stephen Schoepfer	By:	/s/ Mark Angelo
Name:	Stephen Schoepfer	Name:	Mark Angelo
Title:	Chief Executive Officer	Its:	Portfolio Manager

EXHIBT A

WIRING INSTRUCTIONS

Bank:	Umpqua Bank
479 N. Central Blvd.
Coquille, OR 97423

Routing #:	123205054

Account Name:	Westport Energy, LLC (*)

Account #:

* Note that the Beneficiary for this wire is Westport Energy, LLC rather than Westport Energy Holdings Inc. Westport Energy, LLC is a wholly owned subsidiary of Westport Energy Holdings Inc.

Exhibit A – Wiring Instructions